Exhibit 31.1

Certification of Interim Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Thomas J. Seifert, certify that:

1. I have reviewed this Amendment No. 1 of the quarterly report on Form 10-Q of Advanced Micro Devices, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 28, 2011

/s/ Thomas J. Seifert
Thomas J. Seifert Senior Vice President, Chief Financial Officer, Interim Chief Executive Officer